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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 6, 2005

                             ARMOR ENTERPRISES INC.
               (Exact name of registrant as specified in charter)

             FLORIDA                 000-50144                65-0853784
 (State or other jurisdiction       (Commission              (IRS Employer
         of incorporation)          File Number)           Identification No.)

          201 LOMAS SANTA FE, SUITE #420, SOLANA BEACH, CA     92075
              (Address of principal executive offices)      (Zip Code)

        Registrant's telephone number, including area code (858) 720-0123


         --------------------------------------------------------------
         (Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 4. MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS AND RELATED
           AUDIT REPORT ON COMPLETED INTERIM REVIEW

As a result of comment letters from the Securities and Exchange Commission and subsequent investigations by the company, the Board of Directors concluded on June 6, 2005 that several previously issued financial statements should no longer be relied upon because of an error in the reporting of the statements.

On May 11, 2004, the company filed a current report on Form 8-K disclosing an Asset Purchase Agreement. The company has now concluded that the Agreement was, in pith and substance, a share exchange rather than asset purchase. The company intends to file an amended Form 8-K with the required financials and will subsequently file amended quarterly and annual reports with corrected disclosures and financial statements. All financial statements subsequent to May 11, 2004 should not be relied upon, including financial statements attached to the following forms:

10QSB filed May 14, 2004
10KSB filed October 15, 2004
10QSB filed November 22, 2004
10QSB filed February 16, 2005
10KSB/A filed April 21, 2005
10QSB/A filed April 21, 2005
SB-2 filed May 11, 2005
10QSB filed May 23, 2005

The company's Board of Directors has discussed the matters disclosed in this filing with the company's independent accountant pursuant to this Item 4.02(a).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ARMOR ELECTRIC INC.


Date:  June 16, 2005                         /s/ Merrill Moses
                                             ---------------------------------
                                             Merrill Moses, President



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